Exhibit (h)(2)(a)

AMENDMENT
TO
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment (“Amendment”) dated April 7, 2022 (“Effective Date”), is by and between each trust listed on Appendix I hereto (each, the “Trust” and collectively, the “Trusts”) and each series of the Trusts listed on Appendix I hereto (as such Appendix I may be amended from time to time) and The Bank of New York Mellon (the “Bank”).

BACKGROUND:

A.	The Bank and the Trusts entered into a Transfer Agency and Service Agreement dated as of January 26, 2009, as amended to date (the “Agreement”), relating to the Bank’s provision of services to the Trusts and each of their series identified on Appendix I (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Appendix I to the Agreement is hereby deleted in its entirety and replaced with Appendix I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall have the meaning ascribed to such term in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in one or more counterparts and such execution may occur by manual signature on a copy of the Amendment physically delivered, on a copy of the Amendment transmitted by facsimile transmission or on a copy of the Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature,” which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of the Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative designated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

INDEXIQ ETF TRUST
On behalf of each of its Series identified on Appendix I attached hereto

By:	/s/Jonathan Zimmerman
Name:	Jonathan Zimmerman
Title:	Executive Vice President

INDEXIQ ACTIVE ETF TRUST
On behalf of each of its Series identified on Appendix I attached hereto

By:	/s/ Jonathan Zimmerman
Name:	Jonathan Zimmerman
Title:	Executive Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ John Silano
Name:	John Silano
Title:	Director

APPENDIX I

(Amended and Restated as of April 7, 2022)

INDEXIQ ETF TRUST

IQ Hedge Multi-Strategy Tracker ETF
IQ Hedge Macro Tracker ETF
IQ Real Return ETF
IQ Global Resources ETF
IQ Merger Arbitrage ETF
IQ U.S. Real Estate Small Cap ETF
IQ Hedge Market Neutral Tracker ETF
IQ Hedge Long/Short Tracker ETF
IQ Hedge Event-Driven Tracker ETF
IQ 50 Percent Hedged FTSE International ETF
IQ S&P High Yield Low Volatility Bond ETF
IQ Chaikin U.S. Small Cap ETF
IQ Chaikin U.S. Large Cap ETF
IQ 500 International ETF
IQ Candriam ESG US Equity ETF
IQ Candriam ESG International Equity ETF
IQ Healthy Hearts ETF
IQ Engender Equality ETF
IQ Clean Oceans EFT
IQ Cleaner Transport ETF

IQ Global Equity R&D Leaders ETF

IQ US Large Cap R&D Leaders ETF

IQ US Mid Cap R&D Leaders ETF

INDEXIQ ACTIVE ETF TRUST

IQ Ultra Short Duration ETF
IQ MacKay Municipal Intermediate ETF
IQ MacKay Municipal Insured ETF
IQ MacKay ESG Core Plus Bond ETF

IQ Winslow Large Cap Growth ETF

IQ Winslow Focused Large Cap Growth ETF